      As filed with the Securities and Exchange Commission on June 21, 2002

                                                    Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                               CENTENE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                  DELAWARE                                  04-1406317
      (State or Other Jurisdiction of                    (I.R.S. Employer
       Incorporation or Organization)                   Identification No.)


          7711 CARONDELET AVENUE
          SAINT LOUIS, MISSOURI                               63105
 (Address of Principal Executive Offices)                  (Zip Code)



                        2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)



                               MICHAEL F. NEIDORFF
                               CENTENE CORPORATION
                       7711 CARONDELET AVENUE, SUITE 800
                           SAINT LOUIS, MISSOURI 63105
                     (Name and Address of Agent For Service)


                                  314-725-4477
          (Telephone Number, Including Area Code, of Agent For Service)

                                With a copy to:

                             MARK L. JOHNSON, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000



                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                              Proposed Maximum  Proposed Maximum
                                               Amount to be    Offering Price      Aggregate          Amount of
Title of Securities to be Registered          Registered(1)      Per Share       Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value per share      300,000 shares      $27.98(2)      $8,394,000(2)         $773
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on June 17, 2002.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     ITEM 1.  PLAN INFORMATION.

     The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

     ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this registration statement by reference:

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c) The description of the securities contained in the registrant's registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law, as amended (the "DGCL"), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that a corporation, including the registrant, may indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by the corporation or in the right of the corporation) by reason of the fact that the person is or was one of the directors, officers, agents or employees of the corporation or is or was serving at the request of the corporation as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner that the person reasonably believed to be in the best interest of the corporation, or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by the corporation or in the right of the corporation as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     As permitted under the DGCL, the certificate of incorporation of the registrant includes a provision that eliminates the personal liability of the directors of the registrant from monetary damages for breach of fiduciary duty as a director, except for liability for:

     - any breach of the director's duty of loyalty to the registrant or the stockholders of the registrant;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends or unlawful stock re-purchases or redemptions; or

     - any transaction from which the director derived an improper personal benefit.

     The by-laws of the registrant further provide that:

     - the registrant must indemnify its directors and officers to the fullest extend permitted by Delaware law;

     - the registrant may indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by its board of directors; and

     - the registrant must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

     The indemnification provisions contained in the certificate of incorporation and by-laws of the registrant are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

     ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9. UNDERTAKINGS.

     1. ITEM 512(a) OF REGULATION S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, as of June 19, 2002.

                                     CENTENE CORPORATION


                                     By: /s/ MICHAEL F. NEIDORFF
                                         ---------------------------------------
                                         Michael F. Neidorff
                                         President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Centene Corporation, hereby severally constitute and appoint Michael F. Neidorff, Karey L. Witty and Mark L. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Centene Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the indicated capacities as of June 19, 2002.


                         NAME                                                      TITLE
                         ----                                                      -----
               /s/ MICHAEL F. NEIDORFF
 ___________________________________________________    President, Chief Executive Officer and Director
                 Michael F. Neidorff                    (chief executive officer)

                  /s/ KAREY L. WITTY
 ___________________________________________________    Senior Vice President, Chief Financial Officer, Treasurer
                    Karey L. Witty                      and Secretary (chief financial and accounting officer)

                 /s/ SAMUEL E. BRADT
 ___________________________________________________    Director
                   Samuel E. Bradt

                 /s/ EDWARD L. CAHILL
 ___________________________________________________    Director
                   Edward L. Cahill

                /s/ HOWARD E. COX, JR.
 ___________________________________________________    Director
                  Howard E. Cox, Jr.

                /s/ ROBERT K. DITMORE
 ___________________________________________________    Director
                  Robert K. Ditmore

                /s/ CLAIRE W. JOHNSON
 ___________________________________________________    Director
                  Claire W. Johnson

              /s/ RICHARD P. WIEDERHOLD
 ___________________________________________________    Director
                Richard P. Wiederhold

                                INDEX TO EXHIBITS


                                                                                       INCORPORATED BY REFERENCE
                                                                                  ----------------------------------------
 EXHIBIT                                                            FILED WITH                                     EXHIBIT
 NUMBER                       DESCRIPTION                         THIS FORM S-8   FORM   FILING DATE WITH SEC      NUMBER
 -------                      -----------                         -------------   ----   --------------------      -------
  4.1     Certificate of Incorporation of Centene Corporation                      S-1     October 9, 2001           3.2

  4.1a    Certificate of Amendment dated November 8, 2001 to                       S-1     November 13, 2001         3.2a
           Certificate of Incorporation included as Exhibit 4.1

  4.2     By-laws of Centene Corporation                                           S-1     October 9, 2001           3.3

  5       Legal Opinion of Hale and Dorr LLP                             X

 23.1     Consent of Arthur Andersen LLP                                 X

 23.2     Consent of Hale and Dorr LLP (included in Exhibit 5)           X

 24       Power of Attorney (included on page 4 of this Form S-8)        X